Exhibit 10.10C

Confidential Treatment Requested by Cornerstone OnDemand, Inc.

Cornerstone OnDemand Commission Plan

EMPLOYEE NAME:	Vincent Belliveau

PLAN TYPE:	General Manager EMEA

EFFECTIVE DATE:	January 1, 2011

TERM:	One (1) year from Effective Date

The following sets forth the terms and conditions of your commission plan (the “Plan”).  The Plan does not automatically renew at the end of the Term, and is only valid for the Term, unless it is revised by Cornerstone during the Term.  Cornerstone’s Board of Directors (or its authorized committee or delegate) and/or Cornerstone’s CEO may amend, modify, alter, suspend, or terminate the Plan at any time and in its sole discretion.  The Plan may only be modified with the prior written approval of Cornerstone’s CEO.  All calculations and determinations with respect to the Plan shall be made by Cornerstone in its sole discretion, and shall be final.

In addition, Cornerstone reserves the right to change at any time the products, services, customers, territories, accounts, commissions or bonuses assigned to you.

1)	Definitions.

a)	“Territory” means the territory assigned by your manager.

b)
“Contract” means a written agreement, amendment, addendum, and/or statement of work with approved pricing between Cornerstone and a customer in your Portfolio for Cornerstone software and/or services, duly executed on behalf of Cornerstone by its CEO or General Manager EMEA (for contracts with non-U.S. customers and only with the CEO’s approval) or an authorized designee.

c)	“Approved Contract” means a Contract executed during the Term.

d)	“Prior Contract” means a Contract, including any applicable amendments and addenda thereto, executed prior to the Term and renewed by an Approved Contract.

e)	“Revenue” means the fee(s) in an Approved Contract contractually committed at the time of its execution.

f)	“Software Revenue” means Revenue attributable to software subscriptions, course registrations, content delivery and/or language packs.

g)
“Service Revenue” means Revenue attributable to: (1) professional services (i.e., implementation services, business consulting, technical consulting and educational services); (2) e-learning content sales, less royalties and/or fees for content payable to third-party content vendors; or (3) other value-add services (e.g., outsourced administration, solution optimization, and gold support).

h)
“Annual Contract Value” of a Contract means all Revenue (except Service Revenue that is not contractually committed to be billed on an annually recurring basis (regardless of payment terms)), divided by the term (in years or partial years).

i)	“Baseline Revenue” of an Approved Contract means an amount equal to the Annual Contract Value of the corresponding Prior Contract. Where there is no Prior Contract, Baseline Revenue is zero.

CONFIDENTIAL

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 10.10C

Confidential Treatment Requested by Cornerstone OnDemand, Inc.

j)	“Incremental Revenue” of an Approved Contract means its Annual Contract Value minus Baseline Revenue.

k)	“Commission” means incentive compensation relating to the procurement of an Approved Contract by you or a member of your team, calculated as a percentage of applicable Revenue.

l)	“First-Year” means the first twelve (12) months of an Approved Contract.

m)	“Quota” means the following amounts, excluding Baseline Revenue, across all Approved Contracts procured primarily by you or your team:

i)	First-Year Software Revenue:	€[***]
ii)	First-Year Service Revenue:	€[***]
iii)	TOTAL:	€8,800,000

2)	Earned Commissions.

Commissions are deemed to be earned (“Earned Commissions”) for a given contract year of an Approved Contract when all of the following conditions have been satisfied:

a)	There is a valid Approved Contract in place.

b)	You and/or your team were primarily responsible for procuring the Approved Contract.

c)	A minimum of twenty-five percent (25%) of the total combined Software Revenue and Service Revenue for that year has been invoiced and received by Cornerstone (“Revenue Receipt Date”).

d)	You are employed by Cornerstone on the Revenue Receipt Date.

3)	Payment of Commissions.

Cornerstone will pay Earned Commissions within thirty-five (35) days of the date the Commissions are earned (as described in Section 2 above).

4)	Commission Rates.

a)	Regular Commission Rates. Regular Commissions are as follows:

i)	Service Revenue:	1%

ii)	Software Revenue:

If the initial term of the Approved Contract is:	Your Commission for:
	Year 1		Year 2		Year 3
	Incremental Revenue is:	Baseline Revenue is:	Incremental Revenue is:	Baseline Revenue is:	Incremental Revenue is:	Baseline Revenue is:
2+ years	2.5%	0.7%	1.75%	0.4%	1%	0.25%
1-2 years	2.5%	0.4%	1.75%	0.25%
1 year or less	2.5%	0.25%

b)
Accelerated Commission Rates.  Accelerated Commissions will apply to Approved Contract amounts exceeding one hundred percent (100%) of your total Quota in all categories during the Term.  For the categories listed below, accelerated Commissions replace regular Commissions and are for Incremental Revenue only.  Accelerated Commissions are as follows:

CONFIDENTIAL

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 10.10C

Confidential Treatment Requested by Cornerstone OnDemand, Inc.

i)	Service Revenue:	1.5%

ii)	Year 1 Software Revenue:	4%

5)	Bonus.

If you achieve the following Quota milestone by the following date:	You will be eligible for a bonus of:
$[***] by March 31, 2011	€5,000
$[***] by June 30, 2011	€5,000
$[***] by September 30, 2011	€5,000
$[***] by December 31, 2011	€5,000

6)	Termination of Your Employment.

a)	Nothing contained in this document in any way changes or limits the “at-will” nature of the employment relationship between Cornerstone and you.

b)	In the event that your employment with Cornerstone terminates, you will only be paid for Earned Commissions on or prior to the date of your termination or transfer.

7)	Miscellaneous.

a)	Nothing in this document obligates Cornerstone to enter into any Approved Contracts or other agreements with any customer or otherwise.

b)	You are expected to follow the official Cornerstone pricing guidelines, which are subject to change from time to time at Cornerstone's sole discretion.

c)	The Plan supersedes any prior written or verbal discussions, agreements or understandings with respect to the bonuses, commissions and similar items of compensation for sales made during the Term.

d)
In the event that any provision or any portion of any provision hereof becomes or is declared by a court or administrative agency of competent jurisdiction to be illegal, unenforceable, or void, this Plan shall continue in full force and effect without said provision or portion of provision.

e)	The law governing the Plan, as well as venue for any action, shall be the state where the employee is employed.

f)
Notwithstanding anything to the contrary herein, all calculations regarding Quota, Software Revenue, Service Revenue, and Commissions are subject at all times to the Conflict Rules, which shall be made available to you online (link to be provided).

CONFIDENTIAL

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 10.10C

Confidential Treatment Requested by Cornerstone OnDemand, Inc.

CORNERSTONE

By:
Adam Miller, CEO

Date:

Agreed and accepted:

By:
Vincent Belliveau

Date:

CONFIDENTIAL

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.